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                                                                  EXECUTION COPY

                                                                   EXHIBIT 10.20

                         EMPLOYMENT SEPARATION AGREEMENT

                  THIS EMPLOYMENT SEPARATION AGREEMENT (this "Agreement") is made and entered into as of the 6th day of November, 2003, by and between LIQUIDMETAL TECHNOLOGIES, INC., a Delaware corporation ("Company"), and THOMAS
N. TROTTER, an individual ("Employee").

                                    RECITALS:

                  A. Pursuant to the Employment Agreement, dated December 1, 2002, by and between Company and Employee (the "Employment Agreement"), Employee is currently employed by Company as Senior Vice President of Manufacturing of Company.

                  B. Employee wishes to terminate his employment with Company.

                  C. Employee and Company have reached agreement on the terms of Employee's departure, and both parties view their separation as amicable.

                  NOW, THEREFORE, in consideration of the premises and covenants contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

         1. RECITALS. The above recitals are true and correct and are made a part hereof.


         2. TERMINATION OF EMPLOYMENT AGREEMENT. Company and Employee hereby agree that, except as specifically provided in this Agreement, the Employment Agreement is terminated effective December 31, 2003, and except as set forth in Section 5 below and except as otherwise specifically provided in this Agreement, neither Company nor Employee shall have any further rights, obligations, or duties under the Employment Agreement as of December 31. 2003. During the period between the execution of this Agreement and December 31, 2003, Employee will continue to be available for consultation, guidance, project completion, and travel to any of the Company locations, if necessary, and as directed by the Chief Operating Officer.

         3. SEPARATION PAYMENTS. In consideration of Employee's agreement to the terms of this Agreement, Company will pay Employee the following amounts (the "Separation Payments"):

                  a. Company will continue to pay to Employee an amount equal to the Employee's base salary of $8,333.33 semi-monthly as in effect under the Employment Agreement until December 31, 2003. Such base salary shall continue to be paid in accordance with the prevailing payroll schedule for Company executives, subject to applicable tax withholdings and other withholdings required by law, provided that the first payment will not be made any earlier than the eighth (8th) day following the date Employee executes this Agreement.

                  b. On January 1, 2004, or the eighth (8th) day following the date Employee executes this Agreement, whichever comes last, Company shall pay to Employee, in a lump sum,

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Seventy Thousand Dollars and 00/100 ($70,000.00), less applicable tax withholdings, representing the dollar value of the bonus that Employee would have otherwise been entitled to under the Employment Agreement.

                  c. As promptly as practicable following the execution of this Agreement, and in no event later than the eighth (8th) day following the date Employee executes this Agreement, the Company will, in accordance with the Company's standard expense reimbursement policies, reimburse Employee for all appropriately documented travel and other Company expense items submitted by Employee for reimbursement. Thereafter, the Company will, in accordance with the Company's standard expense reimbursement policies, promptly reimburse Employee for any additional Company expenses appropriately incurred by Employee prior to December 31, 2003.

                  d. For the period beginning on January 1, 2004 and ending December 31, 2004, (the "Severance Period"), Company will continue to pay to Employee (or Employee's estate, in the case of his death) an amount equal to the Employee's base salary of $8,333.33 semi-monthly as in effect under the Employment Agreement as of the date hereof. Such amount shall continue to be paid in accordance with the prevailing payroll schedule for Company executives, subject to applicable tax withholdings and other withholdings required by law. In addition, the Company will pay the premium for health insurance coverage during the Severance Period for Employee, his spouse, and his children under the Company's health plan in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA).

                  e. Employee agrees and acknowledges that, in the event the Company reasonably determines in good faith that Employee has committed a breach of this Agreement or has breached any of the provisions of the Employment Agreement that continue to remain in effect pursuant to Section 5 hereof, then the Company's obligation to make payments under Section 4(a), (b), (c), and (d) above shall immediately terminate and cease, and Employee will thereafter no longer be entitled to receive any compensation or payment from the Company.

         4. SURVIVAL OF CERTAIN PROVISIONS OF EMPLOYMENT AGREEMENT. Notwithstanding anything to the contrary set forth in this Agreement, Section 6 and Section 7 of the Employment Agreement shall continue to remain in full force and effect in accordance with the terms thereof, and Employee shall continue to be bound by the terms thereof (as well as by any other terms of the Employment Agreement relating to the enforceability and construction of said Sections 6 and
7).

         5. WAIVER AND RELEASE. In consideration of the obligations and duties of Company set forth herein, Employee agrees as follows:

                  a. Employee and Company hereby knowingly and voluntarily waive, release and forever discharge the other party from any and all claims, demands, damages, lawsuits, obligations, promises, and causes of action, both known and unknown, whether now existing or arising in the future, at law or in equity, relating to or arising out of Employee's employment with Company, the Employment Agreement, compensation by Company, or separation of employment from Company. However, nothing contained herein shall be interpreted to limit Employee's or Company's right to enforce this Agreement through legal process.

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                  b.       Employee shall not disclose, either directly or
indirectly, any information whatsoever regarding any of the terms or the existence of this Agreement to any person or organization, including but not limited to members of the press and media, present and former employees of Company, and persons or companies who do business with Company. The only exceptions to Employee's promise of confidentiality herein is that Employee may reveal such terms of this Agreement (i) as is necessary to comply with a request made by the Internal Revenue Service; (ii) as otherwise compelled by a court or agency of competent jurisdiction; (iii) as required by law; (iv) as is necessary to comply with requests from Employee's accountants, attorneys, financial advisors, or other professional advisors for legitimate business purposes or personal financial planning, (v) to his immediately family members solely for personal planning purposes (provided that such immediate family members undertake to maintain the complete confidentiality of this Agreement), or (vi) when and if this Agreement is included by the Company as a part of a securities law filing that is actually filed with the Securities and Exchange Commission.

                  c. Employee agrees to release and forever discharge by this Agreement the Company from all liabilities, causes of actions, charges, complaints, suits, claims, obligations, costs, losses, damages, injuries, rights, judgments, attorneys' fees, expenses, bonds, bills, penalties, fines, and all other legal responsibilities of any form whatsoever whether known or unknown, whether suspected or unsuspected, whether fixed or contingent, whether in law or in equity, including but not limited to those arising from any acts or omissions occurring prior to the effective date of this Agreement, including those arising by reason of any and all matters from the beginning of time to the present, arising out of his past employment with, compensation during, and resignation from the Company. Employee specifically releases claims under all applicable state and federal laws, including but not limited to, Title VII of the Civil Rights Act of 1964 as amended, the Fair Labor Standards Act, the Rehabilitation Act of 1973, the Family Medical Leave Act, the Employee Retirement Income Security Act, the Consolidated Omnibus Reconciliation Act of 1986, the Americans with Disabilities Act, the Florida Civil Rights Act of 1992, the Workers' Compensation Act, the Equal Pay Act, the Age Discrimination in Employment Act of 1967 (Title 29, United States Code, Section 621, et seq.) ("ADEA"), as well as all common law claims, whether arising in tort or contract.

                  d. In addition to the other provisions in this Agreement, Employee acknowledges that the information in the following paragraphs is included for the express purpose of complying with the Older Workers' Benefits Protection Act, 29 U.S.C. Section 626(f):

                           i.       I, Thomas N. Trotter, was over 40 years of
age when I resigned my employment and when I signed this Agreement. I realize there are many laws and regulations prohibiting employment discrimination or otherwise regulating employment or claims related to employment pursuant to which I may have rights or claims, including the Age Discrimination in Employment Act of 1967, as amended (the "ADEA"). I hereby waive and release any rights or claims I may have under the ADEA.

                           ii.      By signing this Agreement, I state that I am
receiving compensation and severance benefits to which I was not otherwise entitled. I am waiving and releasing all claims

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against the Company that I may have based on my age. I am not waiving any claim or action under the ADEA based upon rights or claims that may arise after the date I sign this Agreement.

                           iii.     I am being given continued compensation as\
specified in Section 4 hereof in exchange for the release and waiver of all claims that I am agreeing to herein. This continued compensation is in addition to anything of value to which I am already entitled in that I am receiving this continued compensation without having to perform services of an equal value.

                           iv.      I was informed in writing that I could
consult with an attorney before signing this Agreement. I acknowledge that I was given the opportunity to consider this Agreement for twenty-one (21) days before signing it, and, if I sign it, to revoke it for a period of seven (7) days thereafter. Regardless of when I signed this Agreement, I acknowledge that my seven-day period will not be waived. No payments will be made to me until after the seven-day revocation period expires.

         6. EMPLOYMENT RECOMMENDATIONS; NON-DISPARAGEMENT. Company hereby agrees that, in the event that a future prospective employer of Employee seeks information from Company regarding the competence, experience, or abilities of Employee, Company shall follow its standard human resource guidelines, policies, and practices with respect to such inquiry. In addition, the parties shall each refrain from making any written or oral statement or taking any action, directly or indirectly, which the parties know or reasonably should know to be disparaging or negative concerning Company or Employee, except as required by law. The parties hereto shall also refrain from suggesting to anyone that any written or oral statements be made which the parties know or reasonably should know to be disparaging or negative concerning Company or Employee, or from urging or influencing any person to make any such statement. This provision shall include, but not be limited to, the requirement that the parties refrain from expressing any disparaging or negative opinions concerning Company or Employee, Employee's resignation from Company, any of Company's officers, directors, or employees, or other matters relative to Company's reputation as an employer or any other matters relative to Employee's reputation as an employee or executive. Company's and Employee's promises in this subsection, however, shall not apply to any judicial or administrative proceeding in which Employee or Company is a party or in which Employee or Company has been subpoenaed to testify under oath by a government agency or by any third party.

         7. RESIGNATION FROM OFFICES. Employee hereby resigns, effective as of the date hereof, from all offices which Employee holds with Company and any subsidiary or affiliate of Company.

         8. LITIGATION COOPERATION. Beginning on the date of this Agreement and continuing at all times hereafter, Employee and Company shall, without any additional compensation except as provided herein, provide each other with full cooperation and reasonable assistance in connection with Company's defense of any litigation against Company, its officers, its subsidiaries, or its affiliates arising out of or relating to any circumstance, fact, event, or omission alleged to occur while Employee was employed by Company. Employee shall at all times promptly be reimbursed by the Company for any and all out-of-pocket expenses, including travel expenses, that may be incurred by Employee in providing such cooperation and assistance, and to the extent that Employee provides any such assistance or cooperation after the Severance Period, the Employee

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also shall be compensated for his time in providing such cooperation and assistance at a rate equivalent to a per diem based upon his base salary as in effect under the Employment Agreement as of the date hereof. Such cooperation and assistance shall include, but not be limited to, access for research, being available for consultation, for deposition and trial testimony, and for availability and execution of discovery-related documents such as interrogatories, affidavits, requests for production, requests for admissions, and responses to each, as deemed necessary. Employee and Company further agree to provide their good will and good faith in providing honest and forthright cooperation in all other aspects of their defense of any such litigation.

         9.       MISCELLANEOUS.

                  a. In the event any provision of this Agreement is found to be unenforceable, void, invalid or unreasonable in scope, such provision shall be modified to the extent necessary to make it enforceable, and as so modified, this Agreement shall remain in full force and effect.

                  b. The paragraph headings in this Agreement are for convenience only and do not form any part of or affect the interpretation of this Agreement.

                  c. This Agreement may be executed in counterparts, each of which shall be deemed an original of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same Agreement.

                  d. The waiver by any party of a breach of any condition of this Agreement by the other party shall not be construed as a waiver of any subsequent breach. No waiver of any right hereunder shall be effective unless in writing and signed by the party against whom the waiver is sought to be enforced.

                  e. The rights and obligations of the parties under this Agreement shall inure to the benefit of, and shall be binding upon, their respective heirs, executors, administrators, successors, assigns, subsidiaries, affiliates, directors, officers, employees, representatives and agents, as applicable.

                  f. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any previous employment agreements or contracts, whether written or oral, between Company and Employee.

                  g. This Agreement shall be construed under, and governed by, the laws of the State of Florida.

                  h. Employee and Company acknowledge that each has had the opportunity to read, study, consider and deliberate upon this Agreement, and to consult with legal counsel, and both parties fully understand and are in complete agreement with all of the terms of this Agreement.

         10. Employee agrees, as consideration for and as a condition to the execution of this Agreement by Company, to execute on the last day of his employment with Company the Final Separation Agreement and General Release which is incorporated as Exhibit 1 to this Agreement.

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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

COMPANY:                                     EMPLOYEE:

LIQUIDMETAL TECHNOLOGIES, INC.               THOMAS N. TROTTER

By: /s/ John Kang                            By: /s/ Thomas Trotter
   -------------------------------------        --------------------------------
    John Kang, Chairman, Chief               Thomas N. Trotter, individually
    Executive Officer, and President

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